UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 20, 2022, Blackbaud, Inc. (the “Company”) entered into an Amended and Restated Employment and Noncompetition Agreement with Michael P. Gianoni (the “Agreement”) under which Mr. Gianoni will continue to serve as the President and Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”). The Agreement amends and restates the previously amended and restated employment and noncompetition agreement dated December 11, 2019 between Mr. Gianoni and the Company. The following is a summary of the principal terms of the Agreement, and is qualified in its entirety by reference to the attached Agreement:
The initial term of the Agreement begins on January 1, 2023 and expires on December 31, 2025 and is renewable thereafter by mutual agreement of Mr. Gianoni and the Company.
•Mr. Gianoni’s base salary will be $800,000 per year, subject to annual increases (the “Base Salary”).
•For 2023 and each year thereafter during the term of the Agreement, Mr. Gianoni is eligible to receive an annual cash performance bonus targeted at 100% of his then current Base Salary, dependent upon the achievement of performance goals pre-established by the Board (or a Board committee) in its discretion. Amounts could be greater than the target amount for performance in excess of the pre-established performance goals or less than the target amount based on actual results and the review of Mr. Gianoni’s performance. However, in no event will the actual annual performance bonus be more than two times the target amount.
•For 2023 and each year thereafter during the term of the Agreement, the Company may award Mr. Gianoni an annual equity-based award with a target value of $6 million to $9 million and a value ranging from zero to 250% of the target. The grant will be in a form determined by the Board (or applicable committee). The Board (or applicable committee) will set the actual value of the award, considering Mr. Gianoni’s performance during its review. Generally, one-third of the award will vest on each of the first, second, and third anniversaries of the grant date (or such shorter vesting schedule as may be provided by the Board or applicable committee). However, up to 70% of the annual equity-based grant may also be contingent upon Company performance with respect to the achievement of pre-established performance goals. To the extent that the annual equity-based award is comprised of a performance-based equity award, then subject to the achievement of the applicable performance goals, one-third of the performance-based award will vest on each of the first, second, and third anniversaries of the grant date (or such shorter vesting schedule as may be provided by the Board or applicable committee). Vesting generally is contingent upon Mr. Gianoni’s continued employment or service on the Board.
•Mr. Gianoni is eligible for the following additional compensation and benefits on the same basis as other senior executives of the Company: all employee benefit plans and fringe benefits as may be provided by the Company from time to time; reasonable periods of paid time off and paid holidays; reimbursement for all out-of-pocket expenses reasonably incurred in the performance of his duties; and health, life, short-term disability and long-term disability insurance (provided that the short-term disability and long-term disability insurance coverage is for an amount not less than 60% of Mr. Gianoni’s Base Salary).
•Mr. Gianoni also is eligible for reimbursement of reasonable legal expenses he incurred in connection with the preparation and negotiation of the Agreement, provided that the Company’s obligation to reimburse such expenses is capped at $15,000.
•During the term of the Agreement and unless otherwise determined by the Board, the Board will nominate Mr. Gianoni to be a member of the Board prior to the expiration of each of his terms as a director, with his election to the Board subject to stockholder vote.
•Upon termination of employment by the Company for “cause” (as defined in the Agreement), Mr. Gianoni will be entitled to payment of his accrued but unpaid Base Salary through the termination date, any unreimbursed expenses through the termination date in accordance with the Company’s policies, and payment of other amounts and benefits, if any, to which he is entitled under applicable benefit plans, agreements and applicable law (collectively, the “Accrued Compensation”). Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement.

•Upon termination of employment by the Company without cause, including due to the Company’s non-renewal of the Agreement, or by Mr. Gianoni with “good reason” (as defined in the Agreement), which termination in any such case is not in connection with a change in control (as described in the Agreement) or Mr. Gianoni’s death or disability, Mr. Gianoni will be entitled to: the Accrued Compensation; payment of any awarded but unpaid bonus compensation for prior calendar years; payment of his Base Salary for a period of 24 months; a lump sum payment based on the average cash bonus he received for the two calendar years prior to the calendar year in which termination occurs, pro-rated based upon his period of employment during the year of termination; and accelerated vesting by 12 months of all of his then-unvested time-based equity awards. In addition, following certification of performance objectives, Mr. Gianoni will be entitled to vesting of any then-unvested performance-based equity awards to the extent that such awards would have vested if he had continued employment with the Company through the end of the applicable performance period, but only if the performance period for such equity awards ends within 12 months of Mr. Gianoni’s termination date. Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement. The foregoing severance payments and benefits (other than the Accrued Compensation and payment of any awarded but unpaid bonus compensation for prior calendar years) are subject to Mr. Gianoni's timely executing a release of claims in favor of the Company, and such release becoming effective. Notwithstanding the foregoing, if Mr. Gianoni remains a member of the Board after termination of his employment under these circumstances, he will not receive the foregoing severance payments and benefits, but such continued service as a member of the Board will constitute continuous service for purposes of vesting of any of Mr. Gianoni’s then-unvested equity grants at the time of his termination of employment.
•If Mr. Gianoni resigns without good reason or fails to renew the Agreement, Mr. Gianoni will be entitled to: the Accrued Compensation, payment of any awarded but unpaid bonus compensation for prior calendar years (but not in the case of resignation without "good reason" (as defined in the Agreement)) and the opportunity to exercise any vested stock options or stock appreciation rights pursuant to the terms of the applicable award agreements. Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement.
•If Mr. Gianoni dies or suffers a “disability” (within the meaning of the Agreement), Mr. Gianoni will be entitled to: the Accrued Compensation; payment of any awarded but unpaid bonus compensation for prior calendar years; a lump sum payment based on the average cash bonus he received for the two calendar years prior to the calendar year in which termination occurs, pro-rated based upon his period of employment during the year of termination; and the opportunity to exercise any vested stock options or stock appreciation rights pursuant to the terms of the applicable award agreements. Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement.
•If within 12 months after a change in control, the Company terminates Mr. Gianoni’s employment without cause or he resigns with good reason, or if during discussions which lead to a change in control or within 12 months after a change in control, the Company delivers notice of its intention not to renew the Agreement and Mr. Gianoni’s employment thereafter accordingly is terminated by the Company without cause, Mr. Gianoni will be entitled to: the Accrued Compensation; payment of his Base Salary for a period of 24 months; payment of any awarded but unpaid bonus compensation for prior calendar years; a lump sum payment based on the average cash bonus he received for the two calendar years prior to the calendar year in which termination occurs, pro-rated based upon his period of employment during the year of termination; accelerated vesting of all of his then-unvested time-based equity awards; and accelerated vesting of performance-based equity awards based on the achievement of applicable performance goals as of the termination date (or if calculation of the achievement of the applicable performance goals is not possible, then based on an assumed achievement of the performance goals at target). Mr. Gianoni will cease to be entitled to any other compensation or benefits under the Agreement. The foregoing severance payments and benefits (other than the Accrued Compensation and payment of any awarded but unpaid bonus compensation for prior calendar years) are subject to Mr. Gianoni's timely executing a release of claims in favor of the Company, and such release becoming effective.
•If the payments and benefits that may be due to Mr. Gianoni in connection with a change in control of the Company would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then such payments and benefits will be reduced to the extent the reduction provides Mr. Gianoni with a greater after-tax amount than if the payments and benefits had not been reduced (including with application of the excise tax).

•Mr. Gianoni agreed to non-compete and non-solicitation covenants during the course of employment and for twelve months following termination of his employment.
Item 8.01. Other Events.
On September 15, 2022, the Board adopted tenure limits for its independent directors within the Company's corporate governance guidelines.
Effective immediately, an independent director of the Company will not be nominated for election as a director if he or she has, or will have, served on the Board for nine years or more as of the date scheduled for his or her next election. Notwithstanding the foregoing, the Nominating and Corporate Governance Committee may recommend to the Board that, based on specific circumstances the director's tenure should be extended beyond the expiration of the term during which he or she reached his or her ninth year of service. The Board may in such case waive or modify the retirement date if it determines that there is good cause to do so and that such action would be in the best interests of the Company and its stockholders, but only if such director has not completed more than 15 years of service as a director of the Company on or prior to the date of election to which such nomination relates.
Non-independent directors are not subject to the tenure limit described above.
Consistent with these new tenure limits, the Board does not intend to renominate the Company's existing Class A directors at the Company's 2023 Annual Meeting of Stockholders. As part of its ongoing effort with respect to the orderly refreshment of the Board, the Board has engaged an independent search firm to assist in identifying candidates to serve as Class A directors.
The foregoing summary of the Company's tenure limits for its independent directors does not purport to be complete and is qualified in its entirety by reference to the complete text of the Company's corporate governance guidelines, a copy of which is available under Corporate Governance in the Company - Investor Relations section of our website at www.blackbaud.com. None of the content of the Company's website shall be deemed incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed with this current report:

Exhibit No.	Description
10.1	Amended and Restated Employment and Noncompetition Agreement dated September 20, 2022 between Blackbaud, Inc. and Michael P. Gianoni.
99.1	Press release of Blackbaud, Inc. dated September 21, 2022.
101.INS	Inline XBRL Instance Document - the Instance Document does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	September 21, 2022	/s/ Michael P. Gianoni
Michael P. Gianoni
President, Chief Executive Officer and Director
(Principal Executive Officer)